Exhibit 99

DEPARTMENT 56 REPORTS THIRD QUARTER 2005 RESULTS

November 9, 2005 – Eden Prairie, MN. – Department 56 (NYSE: DFS), a leading collectible, tabletop and giftware company, today reported financial results for its third quarter ended October 1, 2005.

Effective September 1, 2005, the Company completed the acquisition of Lenox, Inc. from Brown Forman, Inc. (“the Acquisition”).  The results of operations explained below include the results of operations of Lenox, Inc. from the Acquisition date of September 1, 2005. The discussion below also reports results of operations excluding the Acquisition which are non-GAAP measures.  Management believes these non-GAAP measures provide useful information to investors regarding the Company’s results from continuing operations because it provides a more meaningful comparison and understanding of the Company’s operating performance compared to last year.  These non-GAAP measures should not be considered an alternative to the results from operations which are determined in accordance with GAAP.  A reconciliation of the GAAP financial measures to the non-GAAP financial measures is attached.

Revenues for the third quarter were $99.9 million compared to $53.2 million in 2004.  Revenues for the first nine months were $156.8 million compared to $122.4 million in the prior year.  Excluding the results of the Acquisition, revenues were $50.7 million and $107.6 million for the third quarter and first nine months, respectively.

Income from continuing operations for the third quarter was $11.1 million or $0.81 per share compared to $9.2 million or $0.68 per share in 2004.  Income from continuing operations for the first nine months was $12.6 million or $0.91 per share compared to $21.0 million or $1.56 per share in the prior year.  Excluding the impact of the Acquisition, income from continuing operations was $7.7 million or $0.56 per share for the third quarter and $9.2 million or $0.67 per share for the first nine months.

Included in the 2004 first nine months results was $6.9 million of other income from the settlement of litigation, which affects the comparability of 2005 results with those of 2004.  Income from continuing operations for the first nine months of 2004, adjusted to exclude this $6.9 million of other income and its related tax effect, was $16.6 million, or $1.23 per share.

Commenting on third quarter results, Susan Engel, Chairwoman and Chief Executive Officer, said, “We were pleased with the Lenox results in September.  Lenox has had an immediate positive impact on our results.  We expect the Acquisition to be $0.30 to $0.35 accretive to 2005 full-year earnings.  We were also very pleased with the Department 56 retail business’s same store sales increase of 10%, particularly since the growth was strongest in the latter part of the quarter.  During the quarter we decided to close down our Time to Celebrate party plan business.  Although we continue to believe that direct selling is a good route to market our products, Time to Celebrate has not been able to recruit the number of consultants to allow the business to prosper and we decided that our management time needed to be devoted to the successful integration of Lenox.”

Completion of Lenox Acquisition

Ms. Engel continued, “The acquisition of Lenox is an integral part of our strategy to move the business into more year round product categories and we expect it to provide significant revenue and cost synergies

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in the future.  Lenox is a very well recognized brand name with close to 90% consumer awareness.  Lenox and Department 56 both have leading market positions in all of their major product categories.  The businesses also have complementary channel coverage, which should lead to cross-selling opportunities: Department 56 is the leading collectibles and giftware supplier to the Gift & Specialty channel and Lenox is the leading tabletop supplier to Department Stores, and has strong positions in other channels in which Department 56 does not currently participate.

We believe that the businesses also have mutually beneficial capabilities.  For 30 years, Department 56 has been an entrepreneurial and highly creative culture.  In addition, it has developed significant expertise in offshore product sourcing and logistics.  Lenox has year round product and brand management expertise and has an existing retail and direct selling infrastructure.  Already, we have started selling Department 56 product though Lenox’s store portfolio and we plan to sell some Lenox giftware through Department 56 showrooms beginning in January.”

Commenting on the operational integration, Tim Schugel, Chief Operating Officer, said, “As we move forward, we believe there are several significant areas of opportunity within the Lenox business itself.  First, is the ability to strengthen Lenox’s three distinct brands — Lenox, Dansk and Gorham, by clarifying the identity of each brand and differentiating the market segments in which each participates.  Second, is our ability to fully use the significant sourcing capabilities and resources of the combined business across all product categories.  Our goal is to lower costs, shorten manufacturing lead times and expand the breadth of product types available to each brand.  And the third opportunity is to improve the efficiency of the organization.  The first step in this process was the previously announced closure of the underutilized fine china manufacturing facility in Pomona, New Jersey. This production is being relocated to the Company’s Kinston, North Carolina plant, bringing it to full capacity, while certain Kinston production is sourced from offshore vendors.”

Ms. Engel added: “Our actions will be directed to maximize cash flow to allow us to quickly pay down debt.  The 2006 revenue goal for Lenox is $360 million.  Lenox revenue is expected to decline in 2006, principally reflecting the previously announced elimination of unprofitable retail outlets which will also reduce the Company’s working capital needs.  Fundamentally, however, we believe that we will be able to generate revenue growth in all three brands. We also have a  goal to  achieve 10% operating margins within the Lenox business, although 2006 is likely to be closer to 5%.”

New Corporate Name

Mr. Schugel commented, “Our goal is to be an integrated company with four distinct brands.  To reflect this direction, we intend to change the corporate name to Lenox Group Inc., with a new NYSE ticker symbol of LNX. We are in the process of a 90 day effort with seven transition teams to reduce cost, increase effectiveness and leverage our brand names across channels as a means of becoming one integrated company.”

New Strategic Initiatives for Department 56

The Department 56 brand is pursuing two important initiatives to counteract its continuing difficulties with the gift and specialty channel and the softening of demand for collectibles.

First, the brand is expanding its participation to channels of distribution beyond gift and specialty and department stores.  For the first time it will have a line of simpler, smaller but well-executed lighted building series in Wal-Mart, Sears and Lowe’s.  Consumer research has shown a growing demand for lighted buildings in these channels.  The brand is also merchandising a small line of ornaments in Target.

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Although the gift and specialty channel continues to face significant challenges, Department 56 still believes it to be a strong channel having unique merchandising capabilities and providing personal service to its customers.  In addition, thousands of gift stores continue to do business.  As this channel has moved away from collectibles it has introduced more home and personal accessories into its mix.  In January, Department 56 will introduce Tickle, a line of affordable, well-designed accessories for the home and personal use, to supplement its every day business.  As this is the brand’s first year, we are planning it conservatively and limiting its distribution to gain retail support and commitment.

Third Quarter Performance from Continuing Operations

Wholesale Segment

Revenues were up 57% to $78.9 million from $50.3 million in 2004 reflecting the impact of the Acquisition.  Excluding the impact of the Acquisition, revenues were down 5% to $47.6 million.   The decrease was principally due to a reduction in product shipments as a result of the decline in the Company’s wholesale order rate discussed below.

The gross margin percentage was 44% compared to 53% in 2004. Excluding the impact of the Acquisition, the gross margin percentage was 46%.  This decrease was primarily due to the Company’s more aggressive pricing of many of its new items and its decision not to pass on cost increases on some of its existing items.

Selling expenses were $6.4 million, or 8% of sales, compared to $4.2 million, or 8% of sales in the prior year.   The increase in selling expenses reflected the impact of the Acquisition.  Excluding the impact of the Acquisition, selling expenses were $4.1 million, or 9% of sales.

Retail Segment

Revenues were up 327% to $12.3 million from $2.9 million in the prior year reflecting the impact of the Acquisition. Excluding the impact of the Acquisition, revenues were up 7% to $3.1 million.  The increase was due to a same-store sales increase of 10% within Department 56 retail, partially offset by lower Time to Celebrate revenue.

The gross margin percentage was 62% compared to 60% in 2004.  Excluding the impact of the Acquisition, the gross margin percentage was 64%.  The increase in the gross margin percentage was principally due to a $0.3 million decrease in the provision for excess Time to Celebrate inventory.

Selling expenses were $5.2 million, or 42% of sales, compared to $2.1 million, or 74% of sales during 2004 reflecting the impact of the Acquisition.  Excluding the impact of the Acquisition, selling expenses were $1.7 million.   The decrease in selling expenses was primarily due to the  relocation of one of the Company’s retail stores and the resulting gain in connection with the buyout of the previous lease.

Direct Segment

Revenues from the direct business acquired as part of the Acquisition were $8.7 million.  The gross margin percentage was 65%.  Selling expenses were $4.2 million, or 48% of sales.

Corporate

Unallocated general and administrative expense was $14.1 million compared to $7.8 million in 2004 reflecting the impact of the Acquisition.  Excluding the impact of the Acquisition, unallocated general and administrative expense was $6.6 million.  The decrease was principally due to lower employee benefit expense.

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Year-To-Date Performance from Continuing Operations

Wholesale Segment

Revenues were up 13% to $132.0 million from $116.3 million in 2004 reflecting the impact of the Acquisition.  Excluding the impact of the Acquisition, revenues were down 13% to $100.7 million.   This decrease was principally due to a reduction in product shipments as a result of the decline in the Company’s wholesale order rate discussed below.

The gross margin percentage was 45% compared to 53% in 2004. Excluding the impact of the Acquisition, the gross margin percentage was 46%.  This decrease was primarily due to the Company’s more aggressive pricing of many of its new items and its decision not to pass on cost increases on some of its existing items.

Selling expenses were $12.8 million, or 10% of sales, compared to $10.8 million, or 9% of sales in the prior year.   The increase in selling expenses reflected the impact of the Acquisition.  Excluding the impact of the Acquisition, selling expenses were $10.5 million, or 10% of sales.

Retail Segment

Revenues were up 167% to $16.1 million from $6.0 million in the prior year reflecting the impact of the Acquisition. Excluding the impact of the Acquisition, revenues were up 14% to $6.9 million.  The increase was due to a same-store sales increase of 6% within Department 56 retail, and the opening of a new retail store in June 2004 (which operated during the entire first nine months of 2005, but only a portion of the first nine months of 2004).

The gross margin percentage was 60% compared to 60% in 2004.  Excluding the impact of the Acquisition, the gross margin percentage was 58%.  The decrease in the gross margin percentage was principally due to the Company’s more aggressive pricing of many of its new items as discussed under the wholesale segment above.

Selling expenses were $8.9 million, or 55% of sales, compared to $5.9 million, or 97% of sales during 2004 reflecting the impact of the Acquisition.  Excluding the impact of the Acquisition, selling expenses were $5.4 million.   The decrease in selling expenses was primarily due to the relocation of one of the Company’s retail stores and the resulting gain in connection with the buyout of the previous lease.

Direct Segment

Revenues from the direct business acquired as part of the  Acquisition were $8.7 million.  The gross margin percentage was 65%.  Selling expenses were $4.2 million, or 48% of sales.

Corporate

Unallocated general and administrative expense was $28.2 million compared to $22.6 million in 2004 reflecting the impact of the Acquisition.  Excluding the Acquisition, unallocated general and administrative expense was $20.7 million.  The decrease was principally due to lower employee benefit expense.

Discontinued Operations

The Company completed the closing of its Geppeddo subsidiary during the first quarter of 2004 and reclassified its results as discontinued operations for all periods presented.

Planned Disposition of Time to Celebrate Business

In October, the Company committed to a plan to cease operations of its Time to Celebrate business.  The Company plans to wind down and cease operations by the end of 2005.  In accordance with SFAS No. 144, the Company will present Time to Celebrate’s results in continuing operations until operations have ceased.  When operations have ceased, the Time to Celebrate results will be reclassified into discontinued

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operations for all periods presented.  As a result of the Company’s decision to cease the operations of Time to Celebrate, the Company estimates it will recognize a charge of approximately $0.3 million in the fourth quarter related to severance charges.

Wholesale Customer Orders (Excluding Orders Received by Lenox)

The Company received wholesale customer orders of $124.2 million in the first nine months of 2005 which were down 17% compared to the $149.4 million of orders received in the first nine months of 2004. Orders during the third quarter of $15.7 million were down 17% relative to orders of $18.8 million in the third quarter of 2004.

For the first nine months of 2005, orders for the Company’s Village Series products of $54.6 million were down 21% compared to $69.3 million in the prior year, while Giftware orders of $69.5 million were down 13% from $80.1 million. For the third quarter, orders for Village Series products of $4.0 million were down 22% compared to $5.1 million in the prior year, and orders for Giftware products of $11.7 million were down 15% from $13.7 million.

Fiscal 2005 Outlook

As a result of the Acquisition, the Company has increased its expectations for full year 2005 fully diluted earnings per share from continuing operations to be in the range of $1.15 - $1.20.  This expectation reflects earnings from continuing operations for Department 56 of $.85 per share, plus an incremental $0.30-$0.35 from the Lenox acquisition. The expectations above are based on continuing operations.  The results of Time to Celebrate have been excluded from the expectations above as management expects the results of this business to be recorded in discontinued operations at the end of the year.

The Company will benefit disproportionately from the Lenox earnings results during 2005, as the Lenox business historically is most profitable during the last four months of the calendar year. The Lenox business historically has operated at a loss during the first eight months of the year.

The Company intends to provide an outlook on a consolidated basis for fiscal 2006 in conjunction with the release of its first quarter financial results in April 2006.

About Department 56

Department 56, Inc. is a market leader in quality collectible, tabletop and giftware product sold under the Department 56, Lenox, Gorham and Dansk brand names.  The Company sells its products through wholesale customers who operate gift, specialty and department store locations in the United States and Canada, Company-operated retail stores, and direct-to-the-consumer through catalogs, direct mail, and the Internet.

Investors will have the opportunity to listen to the Company’s November 10th, 2005 conference call over the Internet at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes prior to the 9:00 a.m. ET call. For those who cannot listen to the live broadcast, a replay will be available.

Investor Contact

Gregg Peters

Telephone:  (952) 944-5600

Notes concerning forward-looking statements:

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Such risk and uncertainties that could affect performance include, but are not limited to, the ability of Department 56 to: (1) integrate Lenox into its business; (2) achieve revenue or cost synergies; and (3) generate cash flow to pay off debt.. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2004 dated March 17, 2005 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

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DEPARTMENT 56, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amounts)

					39 Weeks		39 Weeks
	Quarter Ended				Ended		Ended
	October 1,		October 2,		October 1,		October 2,
	2005		2004		2005		2004
NET SALES	$99,879		$53,151		$156,804		$122,376
COST OF SALES	51,493	51.6%	24,659	46.4%	81,872	52.2%	56,853	46.5%

Gross Profit	48,386	48.4%	28,492	53.6%	74,932	47.8%	65,523	53.5%

Selling, general and administrative expenses	29,781	29.8%	14,161	26.6%	54,066	34.5%	39,276	32.1%

OPERATING INCOME FROM CONTINUING OPERATIONS	18,605	18.6%	14,331	27.0%	20,866	13.3%	26,247	21.4%

Interest expense	1,670	1.7%	220	0.4%	1,881	1.2%	449	0.4%
Litigation settlement	—	0.0%	—	0.0%	—	0.0%	(6,871)	-5.6%
Other, net	(468)	-0.5%	(278)	-0.5%	(746)	-0.5%	(195)	-0.2%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	17,403	17.4%	14,389	27.1%	19,731	12.6%	32,864	26.9%

INCOME TAX EXPENSE	6,341	6.3%	5,180	9.7%	7,179	4.6%	11,832	9.7%

INCOME FROM CONTINUING OPERATIONS	11,062	11.1%	9,209	17.3%	12,552	8.0%	21,032	17.2%

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	0.0%	—	0.0%	—	0.0%	(1,372)	-1.1%

NET INCOME	$11,062	11.1%	$9,209	17.3%	$12,552	8.0%	19,660	16.1%

INCOME PER SHARE - BASIC:
INCOME PER SHARE FROM CONTINUING OPERATIONS	$0.81		$0.69		$0.92		$1.58
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	—		—		—		(0.10)
NET INCOME PER SHARE - BASIC	$0.81		$0.69		$0.92		$1.48

INCOME PER SHARE - ASSUMING DILUTION:
INCOME PER SHARE FROM CONTINUING OPERATIONS	$0.81		$0.68		$0.91		$1.56
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	—		—		—		(0.10)
NET LOSS PER SHARE - ASSUMING DILUTION	$0.81		$0.68		$0.91		$1.46

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	13,688		13,433		13,661		13,303
ASSUMING DILUTION	13,713		13,617		13,786		13,489

SUPPLEMENTAL INFORMATION -
Depreciation expense (as reported within SG&A)	$1,779		$936		$3,510		$2,823

DEPARTMENT 56, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	October 1,	January 1,	October 2,
	2005	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,772	$33,756	$2,277
Short-term investments	—	11,150	—
Accounts receivable, net	128,801	28,488	82,977
Inventories	141,136	15,998	18,090
Deferred taxes	8,168	4,304	4,487
Other current assets	13,613	3,045	2,331
Total current assets	293,490	96,741	110,162

PROPERTY AND EQUIPMENT, net	90,889	15,933	16,710
GOODWILL, net	58,183	37,074	37,074
TRADEMARKS, net	109,951	13,761	13,761
OTHER INTANGIBLES, net	18,338	656	691
MARKETABLE SECURITIES	2,349	2,930	2,878
DEFERRED TAXES	4,818
OTHER ASSETS	12,164	293	312
	$590,182	$167,388	$181,588

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long term debt	$7,500
Borrowings on revolving credit facility	121,500		$15,000
Accounts payable	39,043	$6,028	4,923
Accrued compensation and benefits payable	17,092	5,339	5,984
Income tax payable	11,598	1,547	7,009
Severance and restructuring reserves	14,503	—	—
Other current liabilities	6,334	1,533	1,409
Total current liabilities	217,570	14,447	34,325

DEFERRED COMPENSATION OBLIGATION	2,353	2,929	2,883
PENSION OBLIGATIONS	85,476	—	—
POSTRETIREMENT OBLIGATIONS	28,218	—	—
DEFERRED TAXES	—	5,425	4,754
LONG TERM DEBT	92,750	—	—
OTHER NONCURRENT LIABILITIES	5,014	830	849
STOCKHOLDERS’ EQUITY	158,801	143,757	138,777
	$590,182	$167,388	$181,588

Reclassifications - Certain reclassifications were made to the October 2, 2004 and January 1, 2005 condensed consolidated balance sheets in order to conform to the presentation of the October 1, 2005 condensed consolidated balance sheet. These reclassifications had no impact on consolidated net income or retained earnings as previously reported.

DEPARTMENT 56, INC.

SEGMENTS OF THE COMPANY AND RELATED INFORMATION FROM CONTINUING OPERATIONS (UNAUDITED)
(In thousands)

					39 Weeks		39 Weeks
	Quarter Ended				Ended		Ended
	October 1,		October 2,		October 1,		October 2,
	2005		2004		2005		2004
WHOLESALE:
Net sales	$78,898	100.0%	$50,279	100.0%	$131,971	100.0%	$116,329	100.0%
Gross margin	35,062	44.4%	26,775	53.3%	59,574	45.1%	61,880	53.2%
Selling expenses	6,369	8.1%	4,206	8.4%	12,775	9.7%	10,775	9.3%
Income from operations	28,693	36.4%	22,569	44.9%	46,799	35.5%	51,105	43.9%

RETAIL:
Net sales	$12,265	100.0%	$2,872	100.0%	$16,117	100.0%	$6,047	100.0%
Gross margin	7,658	62.4%	1,717	59.8%	9,691	60.1%	3,643	60.2%
Selling expenses	5,157	42.0%	2,137	74.4%	8,932	55.4%	5,865	97.0%
Income (loss) from operations	2,501	20.4%	(420)	-14.6%	759	4.7%	(2,222)	-36.7%

DIRECT:
Net sales	$8,716	100.0%	—		$8,716	100.0%	—
Gross margin	5,667	65.0%	—		5,667	65.0%	—
Selling expenses	4,185	48.0%	—		4,185	48.0%	—
Income from operations	1,482	17.0%	—		1,482	17.0%	—

CORPORATE -
Unallocated general and administrative expenses	$(14,071)		$(7,818)		$(28,174)		$(22,636)

CONSOLIDATED:
Net sales	$99,879		$53,151		$156,804		$122,376
Operating income from continuing operations	18,605	18.6%	14,331	27.0%	20,866	13.3%	26,247	21.4%

In connection with the Company’s acquisition of Lenox from Brown Forman, the Company has redefined its operating segments to include three reportable segments –Wholesale, Retail, and Direct. Although the product produced and sold for each segment is similar, the type of customer for the product and the method used to distribute the product are different. The segmentation of these operations also reflects how the Company’s chief executive officer (the CEO) currently reviews the results of these operations. Operating income (loss) from continuing operations for each operating segment includes specifically identifiable operating costs such as cost of sales and selling expenses. General and administrative expenses are generally not allocated to specific operating segments and are therefore reflected in the corporate category. Other components of the statement of operations, which are classified below operating income (loss) from continuing operations, are also not allocated by segment. In addition, the Company does not account for or report assets, capital expenditures or depreciation and amortization by segment. All transactions between operating segments have been eliminated and are not included in the following table.

Reclassifications - Certain reclassifications were made to the quarter and 39 weeks ended October 2, 2004 segment information in order to conform to the presentation of the quarter and 39 weeks ended October 1, 2005.  These reclassifications had no impact on consolidated net income as previously reported.

Reconciliation of Non-GAAP Financial Measures

(in millions except per share amounts)

	Quarter Ended October 1, 2005			39 Weeks Ended October 1, 2005
	Consolidated	Lenox	Department 56	Consolidated	Lenox	Department 56
	(GAAP measure)	adjustment	(non-GAAP measure)	(GAAP measure)	adjustment	(non-GAAP measure)

WHOLESALE:
Net sales	$78.9	$31.3	$47.6	$132.0	$31.3	$100.7
Gross margin	35.1	13.3	21.8	59.6	13.3	46.3
Gross margin as a % of net sales	44%		46%	45%		46%
Selling expenses	6.4	2.3	4.1	12.8	2.3	10.5
Selling expenses as a % of net sales	8%		9%	10%		10%
Income from operations	28.7	11.0	17.7	46.8	11.0	35.8

RETAIL:
Net sales	$12.3	$9.2	$3.1	$16.1	$9.2	$6.9
Gross margin	7.7	5.7	2.0	9.7	5.7	4.0
Gross margin as a % of net sales	62%		64%	60%		58%
Selling expenses	5.2	3.5	1.7	8.9	3.5	5.4
Selling expenses as a % of net sales	42%		54%	55%		79%
Income (loss) from operations	2.5	2.2	0.3	0.8	2.2	(1.4)

DIRECT:
Net sales	$8.7	$8.7	—	$8.7	$8.7	—
Gross margin	5.7	5.7	—	5.7	5.7	—
Gross margin as a % of net sales	65%			65%
Selling expenses	4.2	4.2	—	4.2	4.2	—
Selling expenses as a % of net sales	48%			48%
Income from operations	1.5	1.5	—	1.5	1.5	—

CORPORATE -
Unallocated general and administrative expenses	$(14.1)	$(7.5)	$(6.6)	$(28.2)	$(7.5)	$(20.7)

CONSOLIDATED:
Net sales	$99.9	$49.2	$50.7	$156.8	$49.2	$107.6
Operating income from continuing operations	18.6	7.2	11.4	20.9	7.2	13.6

Operating Expense (Income):
Interest expense	1.7	1.5	0.2	1.9	1.5	0.4
Other, net	(0.5)	(0.0)	(0.5)	(0.7)	(0.0)	(0.7)

Income Tax expense	6.3	2.4	3.9	7.2	2.4	4.7

Income from continuing operations	$11.1	$3.3	$7.7	$12.6	$3.3	$9.2

Income from continuing operations per share - assuming dilution	$0.81	$0.24	$0.56	$0.91	$0.24	$0.67